EXHIBIT 10.1

AMENDMENT NO. 2 TO AMENDED AND RESTATED REVOLVING CREDIT,
TERM LOAN AND SECURITY AGREEMENT

This AMENDMENT NO. 2 TO AMENDED AND RESTATED REVOLVING CREDIT, TERM LOAN AND SECURITY AGREEMENT (this “Amendment”), dated as of December 14, 2012, is by and among AIR METHODS CORPORATION, a Delaware corporation (“AMC”), ROCKY MOUNTAIN HOLDINGS, L.L.C., a Delaware limited liability company (“RMH”), MERCY AIR SERVICE, INC., a California corporation (“Mercy”), LIFENET, INC., a Missouri corporation (“Lifenet”), FSS AIRHOLDINGS, LLC, a Delaware limited liability company (“FSS”), CJ SYSTEMS AVIATION GROUP, INC., a Pennsylvania corporation (“CJ Systems”), AIR METHODS TRANSPORT COMPANY, a Delaware corporation (“AMTC”), UNITED ROTORCRAFT SOLUTIONS, LLC, a Texas limited liability company (“URS”), SPECIAL JET SERVICES, LLC, a Delaware limited liability company (“SJS”), OF AIR HOLDINGS CORPORATION, a Delaware corporation (“Holdings”), OMNIFLIGHT HELICOPTERS, INC., a Texas corporation (“Omni Helicopters”), OMNIFLIGHT HELICOPTER SERVICES, INC., a Delaware corporation (“Omni Services”), OMNI TRANSPORT SYSTEMS, ALABAMA, LLC, a Nevada limited liability company (“Omni Alabama”), OMNI TRANSPORT SYSTEMS, CHARLESTON, LLC, a Nevada limited liability company (“Omni Charleston”), NATIVE AIR SERVICES, INC., a Nevada corporation (“Native Air”), NATIVE AMERICAN AIR AMBULANCE, INC., a Nevada corporation (“Native Ambulance Inc.”), NATIVE AMERICAN AIR AMBULANCE, LLC, a Delaware limited liability company (“Native Ambulance LLC”), ENCHANTMENT AVIATION, INC., a New Mexico corporation (“Enchantment”), OTS (SUB), LLC, an Alabama limited liability company (“OTS”, and together with AMC, RMH, Mercy, Lifenet, FSS, CJ Systems, AMTC, URS, SJS, Holdings, Omni Helicopters, Omni Services, Omni Alabama, Omni Charleston, Native Air, Native Ambulance Inc., Native Ambulance LLC, and Enchantment, each individually a “Borrower” and collectively, the “Borrowers”), KEYBANK NATIONAL ASSOCIATION, a national banking association, as administrative agent for the Lenders (in such capacities, “Agent”), PNC BANK, National Association, as a Lender, as Joint Lead Arranger and Documentation Agent, BBVA COMPASS BANK, as a Lender, as Joint Lead Arranger and Co-Syndication Agent, BANK OF AMERICA, N.A., as a Lender, as Joint Lead Arranger and Co-Syndication Agent and the other Lenders party to the Loan Agreement.

RECITALS

A.           Pursuant to a certain Amended and Restated Revolving Credit, Term Loan and Security Agreement dated as of July 5, 2011, as amended by that certain Joinder and Amendment No. 1 to Amended and Restated Revolving Credit, Term Loan and Security Agreement, dated as of August 1, 2011 (together, the “Loan Agreement”), by and among Borrowers, the Agent, and the Lenders, Borrowers incurred certain loans from Lenders.

B.           Borrowers have requested that certain amendments be made to the Loan Agreement, which Lenders are willing to make pursuant to the terms and conditions set forth herein.

C.           Any capitalized terms used but not defined in this Amendment shall have the meanings given to such terms in the Loan Agreement.

AGREEMENT

1.             Definitions.

(a)           Section 1.1 of the Loan Agreement is amended by adding thereto the following new definitions, which shall read in their entireties as follows:

“Amendment No. 2” means the Amendment No. 2 to this Agreement, dated as of December 14, 2012.

“Amendment No. 2 Effective Date” means December 14, 2012.

“Disqualified Capital Stock” means any equity security, other than the common stock of AMC, that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event or condition, (a) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, (b) is redeemable at the option of the holder thereof, in whole or in part, (c) provides for the scheduled payment of dividends in cash or (d) is or becomes convertible into or exchangeable for Indebtedness or any other equity security that would constitute Disqualified Capital Stock; provided, that if such equity security is issued pursuant to a plan for the benefit of AMC or by any such plan to employees of a Borrower, such equity security shall not constitute Disqualified Capital Stock solely because it may be required to be repurchased by AMC in order to satisfy applicable statutory or regulatory obligations.

“Original Term Loan” has the meaning provided in Section 2.2(a).

“Special Dividend” has the meaning provided in Section 9.6.

(b)           The definition of “Consolidated Fixed Charges” found in Section 1.1 of the Loan Agreement is amended to read in its entirety as follows:

“Consolidated Fixed Charges” means, with respect to Borrowers and the Consolidated Subsidiaries for any twelve-month period ending on the date of computation thereof, the sum, without duplication, of (a) Consolidated Interest Expenses; (b) the aggregate amount of income taxes paid in cash during the period, (c) Scheduled Debt Payments, (d) all rents paid during the period with respect to operating leases plus any unfavorable lease amortization, (e) Capital Expenditures, excluding Early Lease Buy-Outs funded with Liquidity, and (f) Restricted Payments, less the aggregate amount of the Special Dividend to the extent the Special Dividend is included in the calculation of Restricted Payments.

(c)           The definition of “Revolving Credit Maturity Date” found in Section 1.1 of the Loan Agreement is amended to read in its entirety as follows:

“Revolving Credit Maturity Date” means December 14, 2017.

(d)           The definition of “Term Loan Amount” found in Section 1.1 of the Loan Agreement is amended to read in its entirety as follows:

"Term Loan Amount" means (i) Two Hundred Eighty Seven Million Five Hundred Thousand Dollars ($287,500,000) plus (ii) the principal amount of any Incremental Term Loan made pursuant to Section 2.3.

(e)           The definition of “Term Loan Maturity Date” found in Section 1.1 of the Loan Agreement is amended to read in its entirety as follows:

“Term Loan Maturity Date” means December 14, 2017.

2.             Additional Term Loan.

a.           Section 2.2(a) of the Loan Agreement is hereby amended to read in its entirety as follows:

“(a)           Amount.  On or about August 1, 2011, Lenders made an advance to Borrowers in an aggregate principal amount equal to $200,000,000, the outstanding principal balance of which immediately prior to the Amendment No. 2 Effective Date is $187,500,000 (the “Original Term Loan”). On the Amendment No. 2 Effective Date, subject to the terms and conditions set forth in this Agreement, Lenders agree to make an advance to Borrowers in an additional amount equal to $100,000,000 (together with the Original Term Loan and any Incremental Term Loan pursuant to Section 2.3, the “Term Loan”), which shall be evidenced by promissory notes in favor of each Lender in the form attached to Amendment No. 2 as Exhibit B (the “Term Note”). No amounts repaid by Borrowers under the Term Loan may be reborrowed.”

b.           Section 2.2(c) of the Loan Agreement is hereby amended to read in its entirety as follows:

“(c)           Repayment of Principal.  Borrowers promise to pay to Lenders the outstanding principal of the Term Loan as follows:  (A) (1) beginning on March 31, 2013, four equal quarterly payments in an aggregate amount equal to 5% of the Term Loan Amount, (2) beginning on March 31, 2014, four equal quarterly payments in an aggregate amount equal to 5% of the Term Loan Amount, (3) beginning on March 31, 2015, four equal quarterly payments in an aggregate amount equal to 7.5% of the Term Loan Amount, (4) beginning on March 31, 2016, four equal quarterly payments in an aggregate amount equal to 7.5% of the Term Loan Amount, and (5) beginning on March 31, 2017, three equal quarterly payments in an amount equal to 2.5% per quarter of the Term Loan Amount, which payments shall be due and payable on the last Business Day of each Fiscal Quarter and (B) in full upon the earliest to occur of (1) termination of this Agreement, (2) acceleration of the time for payment of the Indebtedness pursuant to this Agreement or (3) the Term Loan Maturity Date.”

3.             Increase of Incremental Loans.  Section 2.3(a) of the Loan Agreement is hereby amended to read in its entirety as follows:

“(a) Notwithstanding anything to the contrary contained in this Agreement and provided all of the conditions set forth in Section 7.1(c) have been satisfied, upon notice to Agent (which shall promptly notify the Lenders and the Eligible Financial Institutions), Borrowers may, prior to the earlier of the Revolving Credit Maturity Date and the Term Loan Maturity Date, from time to time request an increase in the Total Revolving Credit Commitment or the Term Loan Amount by a minimum amount of $15,000,000 on each occasion and not to exceed $100,000,000 in the aggregate (any such increase in the Term Loan Amount, an “Incremental Term Loan” and any such increase in the Revolving Credit Commitment an “Incremental Revolving Loan Commitment” and such loan an “Incremental Revolving Loan” and together with the Incremental Term Loan, each an “Incremental Loan”), provided that:

i)           the final maturity date of any Incremental Term Loan shall be no earlier than the Term Loan Maturity Date;

ii)           the Revolving Credit Maturity Date shall not be modified by the increase in the Revolving Credit Commitment with the Incremental Revolving Loan Commitment;

iii)           the interest rate margins and, subject to clause (i) above, amortization with respect to any Incremental Term Loan, for any Incremental Loan shall be determined by Borrowers and Lenders under such Incremental Loan provided that if the interest rate margin in respect of any Incremental Loan exceeds the Applicable Margin for the Term Loan or the Revolving Loans, as applicable, then the Applicable Margin for Term Loan or the Revolving Loans, as applicable, shall be increased so that the interest rate margin in respect of such loan is equal to the interest rate margin for the Incremental Loan; and

iv)           except as otherwise provided in this Section 2.3, the terms and conditions applicable to any Incremental Loan shall be generally consistent with the terms of the Term Loan, or Revolving Loan, as applicable, or as otherwise reasonably satisfactory to the Agent and Borrowers.”

4.             Increase in Permitted Indebtedness. Section 9.2 of the Loan Agreement is hereby amended to read in its entirety as follows:

“Section 9.2.  Debt.  Create, incur, assume, or suffer to exist any Debt, except (a) for customary trade payables entered into in the ordinary course of Borrowers’ business, (b) for lease or purchase or other financing or refinancing of Aircraft (including the equipment that is a part thereof), (c) Consolidated Debt identified on Schedule 9.2 or any refinancing thereof, (d) Consolidated Debt incurred or assumed in connection with the OF Acquisition Agreement or other acquisitions permitted under Section 9.5(a), (e) for amounts owed to Lenders, (f) unsecured intercompany Indebtedness among the Borrowers and the Domestic Subsidiaries, (g) performance, surety, bid, appeal or similar bonds arising in the ordinary course of business, or (h) for other Debt not to exceed $25,000,000 in the aggregate at any time outstanding; or sell any of Borrower's Accounts, except (1) to Agent or (2) to any collection agency in the ordinary course of such Borrower's business.”

5.             Increase in Permitted Acquisitions Limit. Section 9.5(a) of the Loan Agreement is hereby amended to read in its entirety as follows:

“(a)           Merge or consolidate with or into any corporation or other entity or consummate any purchase or other acquisition of the capital stock or equity interests in, or all or any portion of the property or assets or business of, any other Person, except that, so long as Borrowers comply with Section 13.10, (i) any Borrower may merge with a Domestic Subsidiary or another Borrower in a transaction in which a Borrower is the surviving entity, (ii) the transactions contemplated by the OF Acquisition Agreement may be completed, (iii) subsidiaries of the OF Target may be liquidated and consolidated provided that all of the assets of such subsidiaries are transferred to a Borrower in accordance with applicable laws, and (iv) any Borrower may acquire all or a substantial portion of the assets, stock or other ownership interest of any Person if (A) the Person being acquired is engaged in, or the assets being acquired are used in, the same business as is permitted under Section 8.8(c) or another business reasonably related thereto , (B) at the time of and after giving effect to such acquisition, no Default or Event of Default would exist, (C) after giving effect to such transaction, Borrowers shall be in compliance with Section 9.10, based on Borrowers' projected operations of the combined entity; (D) the total consideration paid by Borrowers in connection with all such acquisitions on or after the date of this Agreement is less than $25,000,000; and (E) Agent obtains a first priority perfected security interest in the assets comprising Collateral of the acquired entity, subject to Permitted Encumbrances;”

6.             AMC Issuances.  Section 9.5(e) of the Loan Agreement is hereby amended to read in its entirety as follows:

“(e)           except in connection with a joint venture as set forth in subsection (c) above, issue or permit any of their Domestic Subsidiaries to issue any additional securities except to a Borrower; provided, however, as long as no Event of Default has occurred or would occur as a result thereof (including compliance with all financial covenants after giving effect to such payment), AMC shall be entitled to (i) issue AMC’s common stock under AMC’s Second Amended and Restated 2006 Equity Compensation Plan or any successor or supplemental equity incentive plan approved by AMC’s stockholders, and (ii) issue other stock or equity instruments (other than Disqualified Capital Stock); or”

7.             Restricted Payments.  Section 9.6 of the Loan Agreement is hereby amended to read in its entirety as follows:

“9.6  Restricted Payment.  Make any Restricted Payment, other than, as long as no Event of Default has occurred or would occur as a result thereof (including compliance with all financial covenants after giving effect to such payment), (i) repurchases of outstanding stock or other equity interests of AMC from time to time in amounts not to exceed $100,000,000 in the aggregate after the Amendment No. 2 Effective Date during the term of this Agreement, provided, however, that Borrowers shall maintain Liquidity under the Revolving Facility of at least $40,000,000 after giving effect to each such repurchase, and (ii) a cash dividend to the stockholders of AMC in an amount not to exceed $92,000,000 payable on or around December 28, 2012 (the “Special Dividend”).”

8.             Loan Commitment Exhibit. Exhibit A (Lenders and Applicable Commitment Percentages) to the Loan Agreement is hereby amended and replaced by the Exhibit A attached to this Amendment.

9.             Notes.  Pursuant to this Amendment, the outstanding Promissory Notes (Term) are being replaced with Amended and Restated Promissory Notes (Term), the form of which is attached hereto as Exhibit B, and such notes are the Term Notes as defined in the Loan Agreement.

10.           Loan Agreement.  Except as specifically amended herein, all terms and provisions of the Loan Agreement shall remain in full force and effect.

11.           Conditions Precedent.  The terms of this Amendment shall become effective only when each of the following conditions has been completely satisfied as determined by Agent in its sole discretion:

(a)           Documents.  Lender shall have received each of the following agreements, instruments and other documents, in each case in form and substance acceptable to Lender in its reasonable discretion:

(i)            this Amendment duly executed and delivered by Borrowers, Agent, and Lenders;

(ii)           the Amended and Restated Promissory Notes (Term) referred to in paragraph 8.

(iii)           a duly executed and delivered legal opinion from Davis Graham & Stubbs LLP;

(iv)          a duly executed and delivered Secretary’s Certificate for each Borrower, including constituent documents, good standing certificates, and resolutions and consents acceptable to Agent in its reasonable discretion;

(v)           an Officer's Certificate as to accuracy of representations and warranties in all material respects and stating that no event has occurred since December 31, 2011 that has caused a Material Adverse Effect;

(vi)          a financial model of the Borrowers;

(vii)         evidence of any necessary regulatory approval of any governmental bodies; and

(viii)        such other documents, instruments, agreements, opinions, certificates and other items as Agent may reasonably request in connection with this Amendment.

(b)           Representations and Warranties; No Event of Default.  As of the date hereof (a) the representations and warranties contained herein and in the Loan Agreement shall be true and correct in all material respects (both immediately before and after giving effect to consummation of the transactions contemplated hereby), except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case it shall be true and correct in all material respects as of such earlier date; and (b) no Event of Default has occurred and is continuing.

(c)           Proceedings.  All corporate and limited liability company and other proceedings taken by Borrowers in connection with the transactions contemplated hereby and all agreements, instruments, certificates and other documents relating thereto shall be in form and substance reasonably satisfactory to Agent, as determined in its discretion.

(d)           Minimum Availability.   On the Amendment No. 2 Effective Date, the Borrowers shall have Availability under the Revolving Facility of not less than $85,000,000.

(e)           Fees.  Borrowers shall pay to Agent for its own account fees in the amounts and at the times specified in the fee letter dated as of November 28, 2012.  The Borrowers shall pay to the Lenders such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified.  Borrowers shall pay counsel for Agent all reasonable fees and all expenses for which invoices have been presented.

12.           Agreement to Pay All Fees and Expenses. Borrowers shall pay all reasonable fees and out-of-pocket expenses to Agent and Agent’s counsel that are incurred in connection with the preparation, negotiation and execution of this Amendment, to the extent not reimbursed on the Amendment No. 2 Effective Date.

13.           Waiver of Claims.  Borrowers hereby agree that this Amendment is a reasonable agreement among the parties in connection with the current facts and circumstances related to Borrowers’ business and is in keeping with the tenor of the Loan Agreement, and Borrowers hereby completely and generally waive, release, remise, acquit and forever discharge the Lenders and their respective affiliates, present and past officers, directors, agents, attorneys, predecessors, successors, insurers, parent, subsidiary and sibling corporations and entities, and assigns (collectively, the “Bank Releasees”) of and from any and all past and present claims, damages or causes of action arising or relating in any way to the actions of the Bank Releasees relating to the Loan Agreement, this Amendment, the Transaction Documents or any other agreement among the parties, which Borrowers ever had or now has against the Bank Releasees, or any of them.

14.           Miscellaneous.

(a)           No modification, rescission, waiver, release, or amendment of any provision of this Amendment shall be made, except by a written agreement signed by Borrowers and a duly authorized officer of each Lender.

(b)           This Amendment may be executed in any number of counterparts, and by Lenders and Borrowers on separate counterparts, each of which, when so executed and delivered, shall be an original, but all of which shall together constitute one and the same Amendment.

(c)           The provisions of this Amendment are independent of, and separable from, each other, and no such provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other such provision may be invalid or unenforceable in whole or in part. If any provision of this Amendment is prohibited or unenforceable in any jurisdiction, such provision shall be ineffective in such jurisdiction only to the extent of such prohibition or unenforceability, and such prohibition or unenforceability shall not invalidate the balance of such provision to the extent it is not prohibited or unenforceable nor render prohibited or unenforceable such provision in any other jurisdiction.

(d)           The terms of this Amendment, the Loan Agreement and the Transaction Documents shall be cumulative except to the extent that they are specifically inconsistent with each other, in which case the terms of this Amendment shall prevail.

(e)           This Amendment, the Loan Agreement, and the other Transaction Documents constitute the entire agreement and understanding between the parties hereto with respect to the transactions contemplated hereby and supersede all prior negotiations, understandings, and agreements among such parties with respect to such transactions, including, without limitation, those expressed in any commitment letter delivered by Lenders to Borrowers.

(f)           THIS AMENDMENT, AND THE TRANSACTIONS EVIDENCED HEREBY, SHALL BE GOVERNED BY, AND CONSTRUED UNDER, THE INTERNAL LAWS OF THE STATE OF COLORADO, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW, AS THE SAME MAY FROM TIME TO TIME BE IN EFFECT, INCLUDING, WITHOUT LIMITATION, THE UNIFORM COMMERCIAL CODE AS IN EFFECT IN THE STATE.

(g)           BORROWERS AND LENDERS AGREE THAT ANY ACTION OR PROCEEDING TO ENFORCE, OR ARISING OUT OF, THE TRANSACTION DOCUMENTS MAY BE COMMENCED IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE OF COLORADO, AND BORROWERS WAIVE PERSONAL SERVICE OF PROCESS AND AGREE THAT A SUMMONS AND COMPLAINT COMMENCING AN ACTION OR PROCEEDING IN ANY SUCH COURT SHALL BE PROPERLY SERVED AND SHALL CONFER PERSONAL JURISDICTION IF SERVED BY REGISTERED OR CERTIFIED MAIL TO BORROWERS, OR AS OTHERWISE PROVIDED BY THE LAWS OF THE STATE OR THE UNITED STATES.

(h)           BORROWERS AND LENDERS HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVE ANY RIGHT TO TRIAL BY JURY BORROWERS OR LENDERS MAY HAVE IN ANY ACTION OR PROCEEDING, IN LAW OR IN EQUITY, IN CONNECTION WITH THE TRANSACTION DOCUMENTS OR THE TRANSACTIONS RELATED THERETO. BORROWERS REPRESENT AND WARRANT THAT NO REPRESENTATIVE OR AGENT OF ANY LENDER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT ANY LENDER WILL NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THIS RIGHT TO JURY TRIAL WAIVER. BORROWERS ACKNOWLEDGE THAT THE LENDERS HAVE BEEN INDUCED TO ENTER INTO THIS AMENDMENT BY, AMONG OTHER THINGS, THE PROVISIONS OF THIS PARAGRAPH.

(i)            ORAL AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT, INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT, ARE NOT ENFORCEABLE. TO PROTECT YOU (BORROWERS) AND US (LENDERS) FROM MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS WE REACH COVERING SUCH MATTERS ARE CONTAINED IN THE TRANSACTION DOCUMENTS, WHICH ARE THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN US, EXCEPT AS WE MAY LATER AGREE IN WRITING TO MODIFY IT.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

BORROWERS:

AIR METHODS CORPORATION		ROCKY MOUNTAIN HOLDINGS, L.L.C. by: Air Methods Corporation, its sole member

By:	/s/ Trent J. Carman	By:	/s/ Trent J. Carman
Name:	Trent J. Carman	Name:	Trent J. Carman
Title:	Chief Financial Officer	Title:	Chief Financial Officer

MERCY AIR SERVICE, INC.		LIFENET, INC.

By:	/s/ Trent J. Carman	By:	/s/ Trent J. Carman
Name:	Trent J. Carman	Name:	Trent J. Carman
Title:	Chief Financial Officer	Title:	Chief Financial Officer

FSS AIRHOLDINGS, LLC		CJ SYSTEMS AVIATION GROUP, INC.

By:	/s/ Trent J. Carman	By:	/s/ Trent J. Carman
Name:	Trent J. Carman	Name:	Trent J. Carman
Title:	Chief Financial Officer	Title:	Chief Financial Officer

SPECIAL JET SERVICES, LLC		AIR METHODS TRANSPORT COMPANY

By:	/s/ Trent J. Carman	By:	/s/ Trent J. Carman
Name:	Trent J. Carman	Name:	Trent J. Carman
Title:	Chief Financial Officer	Title:	Chief Financial Officer

UNITED ROTORCRAFT SOLUTIONS, LLC		OF AIR HOLDINGS CORPORATION

By:	/s/ Trent J. Carman	By:	/s/ Trent J. Carman
Name:	Trent J. Carman	Name:	Trent J. Carman
Title:	Chief Financial Officer	Title:	Chief Financial Officer

OMNIFLIGHT HELICOPTERS, INC.		OMNIFLIGHT HELICOPTER SERVICES, INC.

By:	/s/ Trent J. Carman	By:	/s/ Trent J. Carman
Name:	Trent J. Carman	Name:	Trent J. Carman
Title:	Chief Financial Officer	Title:	Chief Financial Officer

OMNI TRANSPORT SYSTEMS, ALABAMA, LLC		OMNI TRANSPORT SYSTEMS, CHARLESTON, LLC

By:	/s/ Trent J. Carman	By:	/s/ Trent J. Carman
Name:	Trent J. Carman	Name:	Trent J. Carman
Title:	Chief Financial Officer	Title:	Chief Financial Officer

NATIVE AIR SERVICES, INC.		NATIVE AMERICAN AIR AMBULANCE, INC.

By:	/s/ Trent J. Carman	By:	/s/ Trent J. Carman
Name:	Trent J. Carman	Name:	Trent J. Carman
Title:	Chief Financial Officer	Title:	Chief Financial Officer

NATIVE AMERICAN AIR AMBULANCE, LLC		ENCHANTMENT AVIATION, INC.

By:	/s/ Trent J. Carman	By:	/s/ Trent J. Carman
Name:	Trent J. Carman	Name:	Trent J. Carman
Title:	Chief Financial Officer	Title:	Chief Financial Officer

OTS (SUB), LLC

By:	/s/ Trent J. Carman
Name:	Trent J. Carman
Title:	Chief Financial Officer

LENDERS:

As Lender and Agent:

KEYBANK NATIONAL ASSOCIATION

By:	/s/ Michelle K. Bushey
Name:	Michelle K. Bushey
Title:	Senior Vice President

As Lender, Joint Lead Arranger and Co-Syndication Agent:

BANK OF AMERICA, N.A.

By:	/s/ Robert Likos
Name:	Robert Likos
Title:	Senior Vice President

As Lender, Joint Lead Arranger and Documentation Agent:

PNC BANK, NATIONAL ASSOCIATION

By:	/s/ Philip K. Liebscher
Name:	Philip K. Liebscher
Title:	Senior Vice President

As Lender, Joint Lead Arranger and Co-Syndication Agent:

COMPASS BANK

By:	/s/ Gregory P. Boushelle
Name:	Gregory P. Boushelle
Title:	Senior Vice President

JPMORGAN CHASE BANK, N.A.

By:	/s/ Brennon J Crist
Name:	Brennon J Crist
Title:	Senior Vice President

RBS CITIZENS, N.A.

By:	/s/ André A. Nazareth
Name:	André A. Nazareth
Title:	Senior Vice President

BOKF, NA dba Colorado State Bank and Trust

By:	/s/ Matthew J. Mason
Name:	Matthew J. Mason
Title:	Vice President

FIFTH THIRD BANK

By:	/s/ Julia Harman
Name:	Julia Harman
Title:	Vice President

UMB BANK COLORADO, N.A.

By:	/s/ John Mastro
Name:	John Mastro
Title:	Senior Vice President

BANK OF THE WEST

By:	/s/ Stan Adelstein
Name:	Stan Adelstein
Title:	Vice President

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Carlos L. Lamboglia
Name:	Carlos L. Lamboglia
Title:	Vice President